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                                                                     EXHIBIT 8.1


                        [JENKENS & GILCHRIST LETTERHEAD]


                                October 20, 2000



Southside Bancshares, Inc.
Southside Capital Trust II
1201 S. Beckman
Tyler, Texas  75701

     Re: FEDERAL INCOME TAX OPINION REQUIRED UNDER ARTICLE VI, SECTION 601(b) OF THAT AMENDED AND RESTATED TRUST AGREEMENT (THE "TRUST AGREEMENT") DATED NOVEMBER , 2000 AMONG SOUTHSIDE BANCSHARES, INC. ("COMPANY"), WILMINGTON TRUST COMPANY ("PROPERTY TRUSTEE"), WILMINGTON TRUST COMPANY ("DELAWARE TRUSTEE"), SAM DAWSON AND LEE R. GIBSON ("ADMINISTRATIVE TRUSTEES") AND HOLDERS (AS DEFINED IN THE TRUST AGREEMENT).

Gentlemen:

         Jenkens & Gilchrist, a Professional Corporation (the "Firm"), has acted as special tax counsel to Southside Bancshares, Inc., a Texas corporation, and Southside Capital Trust II (the "Trust Issuer") in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed by the Company and the Trust Issuer with the Securities and Exchange Commission (Registration Nos. 333-47974 and 333-47974-1) on October 20, 2000, under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 1,725,000 shares of convertible trust preferred securities (the "Convertible Preferred Securities") to be issued by the Trust Issuer, the Company's convertible junior subordinated debentures (the "Convertible Debentures"), and the Company's guarantee with respect to the Convertible Preferred Securities (the "Guarantee"). You have requested the opinions set forth in Section C hereof. All capitalized terms used in this opinion letter and not otherwise defined herein have the same meaning as set forth in the Registration Statement.



         Set forth below are our opinions and assumptions and the documents upon which we have relied in rendering our opinions.


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Southside Bancshares, Inc.
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         A.    Documents Reviewed

         In connection with the opinions rendered below, we have relied upon the following documents:

               1. the form of Amended and Restated Trust Agreement of Southside Capital Trust II (the "Trust Agreement");

               2. the Certificate of Trust of Southside Capital Trust II, dated as of October 12, 2000 (the "Certificate of Trust");

               3. the form of Convertible Preferred Securities Certificate of Southside Capital Trust II (the "Convertible Preferred Securities Certificate");

               4. the form of Convertible Preferred Securities Guarantee Agreement for Southside Bancshares, Inc.(the "Convertible Preferred Securities Guarantee Agreement");

               5.   the form of Agreement as to Expenses and Liabilities;

               6.   the form of Convertible Subordinated Debentures; and

               7. the form of Indenture for Southside Bancshares, Inc. (the "Indenture")

in each case in the form filed as an exhibit to the Registration Statement. In addition we have relied upon representations made to us by the Company (the "Certificate").

         B.    Assumptions

         In connection with the opinions rendered below, we have assumed:

               1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents; and

               2. that the Trust Agreement, the Certificate of Trust, the Convertible Preferred Securities Certificate, the Convertible Preferred Securities Guarantee Agreement, the Agreement as to Expenses and Liabilities; the Convertible Subordinated Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law.


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Southside Bancshares, Inc.
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         C.    Opinions

         Based solely upon the documents and assumptions set forth above, and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificate as of the date hereof, and assuming full compliance with the terms of the Trust Agreement and the Indenture, it is our opinion that for United States federal income tax purposes:

               1. The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Convertible Debentures will be classified as indebtedness of the Company. Accordingly, each holder of Convertible Preferred Securities will be treated as owning an undivided beneficial interest in the Convertible Debentures.

               2. The statements contained under the heading "Federal Income Tax Consequences" in the Registration Statement, insofar as it relates to statements of law or legal conclusions, are our opinion and such statements are true, correct, and complete in all material respects. Although such statements do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities, it is our opinion that such statements are, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities, based upon current law as they relate to holders described therein.

         D.    Limitations

               1. Except as otherwise indicated, the opinions contained in this letter are based upon the Internal Revenue Code of 1986, as amended (the "Code") and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

               2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificate. To the extent that any of the factual representations provided to us in the Certificate is with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Certificate, or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these


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Southside Bancshares, Inc.
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documents, assumptions or factual representations (whether made by the Company or otherwise) could adversely affect the opinions stated herein.

               3. Our opinion is limited to those federal income tax issues specifically considered herein and no opinion is expressed as to any other federal income tax consequence of the transactions contemplated by the Trust Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may be applicable as a result from the transactions contemplated by the Trust Agreement.

               4. This opinion letter is issued for your benefit and the holders of Convertible Preferred Securities and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Certain Federal Income Tax Consequences" and "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,

                                   JENKENS & GILCHRIST,
                                   a Professional Corporation


                                   By: /s/ MIKE L. COOK
                                      --------------------------------------
                                      Mike L. Cook, Authorized Signatory